EXHIBIT 4(b)(9)
                                                          ---------------


                        FIRST SUPPLEMENTAL INDENTURE

             FIRST SUPPLEMENTAL INDENTURE, dated as of November 1, 1998 (this "First Supplemental Indenture"), between NorthWestern Corporation, a Delaware corporation (the "Company"), and The Chase Manhattan Bank, as trustee (the "Trustee"), under the Indenture dated as of November 1, 1998 between the Company and the Trustee (the "Indenture").

             WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the future issuance of the Company's senior debt securities to be issued from time to time in one or more series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered as provided in the Indenture;

             WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its securities to be known as its 6.95% Senior Debentures due 2028 in the aggregate principal amount of $105,000,000 (the "Senior Debentures"), the form and substance of such Senior Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this First Supplemental Indenture; and

             WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture and all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms and to make the Senior Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company have been performed, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects;

             NOW THEREFORE, in consideration of the purchase and acceptance of the Senior Debentures by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Senior Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:


                                  ARTICLE I
                                 DEFINITIONS

   SECTION 1.1.   Definition of Terms.

             Unless the context otherwise requires:

        (a) a term defined in the Indenture has the same meaning when used in this First Supplemental Indenture;



        (b) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

        (c)  the singular includes the plural and vice versa;

        (d) a reference to a Section or Article is to a Section or Article of this First Supplemental Indenture;

        (e) headings are for convenience of reference only and do not affect interpretation; and

        (f)  the following terms have the meanings given to them in this
             Section 1.1(f):

             "Business Day" means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York and on which commercial banks are open for business in New York, New York.

             "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term ("Remaining Life") of the Senior Debentures to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Senior Debentures.

             "Comparable Treasury Price" means (i) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

             "Independent Investment Banker" means Morgan Stanley & Co. Incorporated or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee.

             "Maturity Date" means the date on which the Senior
   Debentures mature and on which the principal shall be due and payable together with all accrued and unpaid interest thereon.

             "Reference Treasury Dealer" means (i) Morgan Stanley & Co. Incorporated, CIBC Oppenheimer Corp. and their respective successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer and (ii) any other Primary Treasury Dealer selected by the Independent Investment Banker after consultation with the Company.

             "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

             "Treasury Rate" means, with respect to any redemption date,
   (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

                                 ARTICLE II
            GENERAL TERMS AND CONDITIONS OF THE SENIOR DEBENTURES

   SECTION 2.1.   Designation and Principal Amount.

             There is hereby authorized a series of Securities designated the "6.95% Senior Debentures due 2028", limited in aggregate principal amount to $105,000,000, which amount shall be as set forth in any written Company Order for the authentication and delivery of Senior Debentures pursuant to Section 303 of the Indenture.

   SECTION 2.2.    Stated Maturity.

             The Stated Maturity of the Senior Debentures will be
   November 15, 2028.

   SECTION 2.3.   Form and Payment.

        (a) The Senior Debentures shall initially be issued as Registered Securities in global form in the aggregate principal amount of $105,000,000 (a "Global Debenture"), to be registered in the name of The Depository Trust Company, New York, New York, or its nominee (the "Depository"), and delivered by the Trustee to the Depository or a custodian appointed by the Depository for crediting to the accounts of its participants pursuant to the instructions of the
             Company.   Payments on the Senior Debentures issued as a
             Global Debenture will be made to the Depository.

        (b) A Global Debenture may be transferred, in whole but not in part, only by the Depository to a nominee of the Depository, by a nominee of the Depository to another nominee of the Depository, or by the Depository or such nominee to a successor Depository selected or approved by the Company or to a nominee of such successor Depository.

        (c) If at any time the Depository notifies the Company that it is unwilling or unable to continue as Depository or if at any time the Depository for such series shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, and a successor Depository for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, the Company will execute, and, subject to Article Two of the Indenture, the Trustee will authenticate and deliver, certificated Senior Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture. In addition, the Company may at any time determine that the Senior Debentures shall no longer be represented by a Global Debenture. In such event the Company will execute, and, subject to a certificate evidencing such determination by the Company, the Trustee will authenticate and deliver certificated Senior Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture. Upon the exchange of the Global Debenture for such certificated Senior Debentures in definitive registered form without coupons, in authorized denominations, the Global Debenture shall be canceled by the Trustee. Such Senior Debentures in definitive registered form issued in exchange for the Global Debenture shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Senior Debentures to the Depository for delivery to the Persons in whose names such Senior Debentures are so registered.

        (d) If, pursuant to the provisions of Section 2.3(c), the Senior Debentures are issued in certificated form, principal of and premium, if any, and interest on the Senior Debentures issued in certificated form will be payable, the transfer of such Senior Debentures will be registrable and such Senior Debentures will be exchangeable for Senior Debentures bearing identical terms and provisions at the office or agency of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Holder at such address as shall appear in the Security Register.

   SECTION 2.4.   Interest.

        (a) Each Senior Debenture will bear interest at the rate of 6.95% per annum (the "Coupon Rate") from its original date of issuance or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate, compounded semi-annually, payable (subject to the provisions of Article Four) semi-annually in arrears on May 15 and November 15 of each year (each, an "Interest Payment Date"), commencing on May 15, 1999, to the Person in whose name such Senior Debenture or any Predecessor Security is registered, at the close of business on the Regular Record Date for such interest installment, which shall be the close of business on the April 30 or October 31 next preceding that Interest Payment Date; provided, however, that interest payable at Maturity shall be paid to the Person to whom principal is paid. Any interest on any Senior Debenture which is payable but is not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such defaulted interest and interest on such defaulted interest (to the extent lawful) at the Coupon Rate may be paid by the Company, at its election, (i) to the Persons in whose names the Senior Debentures (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date to be fixed by the Company for such payment, notice of which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, or (ii) in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Senior Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in Section 307 of the Indenture.

        (b) The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full semi-annual period for which interest in computed will be computed on the basis of the actual number of days elapsed in such a 30-day month. In the event that any date on which interest is payable on the Senior Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay).

                                 ARTICLE III
               REDEMPTION OF THE SENIOR DEBENTURES; DEFEASANCE

   SECTION 3.1.   Optional Redemption by Company.

        (a) Subject to the provisions of Article Eleven of the Indenture, the Company shall have the right to redeem the Senior Debentures, in whole at any time or in part from time to time, at a redemption price equal to the greater of (i) 100% of their principal amount to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, plus, in either case, any accrued and unpaid interest thereon to the date of such redemption (the "Optional Redemption Price"). The applicable provisions of Article Eleven of the Indenture shall govern all matters relating to the redemption and payment of the Senior Debentures.

   SECTION 3.2.   No Sinking Fund.

             The Senior Debentures are not entitled to the benefit of any sinking fund.

   SECTION 3.3.   Defeasance.

             The provisions of Article Fourteen of the Indenture shall be applicable to the Senior Debentures.

                                 ARTICLE IV
                              EVENTS OF DEFAULT

   SECTION 4.1.   Additional Events of Default.

             In addition to the Events of Default set forth in Section
   5.01 of the Indenture, it shall be an Event of Default with respect to the Senior Debentures if any one or more of the following events shall occur and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

        (a) with respect to any one or more issues of indebtedness of the Company having an outstanding principal amount of $5,000,000 or more in the aggregate, (i) an event of default occurs that results in the acceleration of such indebtedness unless, within 30 days of such acceleration, (A) such indebtedness is discharged in full or (B) such acceleration is rescinded or annulled or (ii) the Company fails to make payment of any such indebtedness at final maturity (subject to any applicable grace periods); or

        (b) one or more final judgments or orders for the payment of money in excess of $5,000,000 in the aggregate is rendered against the Company and remains unpaid and unstayed for a period of 60 or more consecutive days.

                                  ARTICLE V
                              FORM OF DEBENTURE

   SECTION 5.1.   Form of Debenture.

             The Senior Debentures and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

                         (FORM OF FACE OF DEBENTURE)

   [IF THE SENIOR DEBENTURE IS TO BE A GLOBAL DEBENTURE, INSERT:

             This Senior Debenture is a global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository. This Senior Debenture is exchangeable for Senior Debentures registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Senior Debenture (other than a transfer of this Senior Debenture as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in limited circumstances.

             Unless this Senior Debenture is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Senior Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR

   OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

   No._______________
   $_________________
   CUSIP No. 668074AB3


                           6.95% SENIOR DEBENTURE
                                  DUE 2028


             NorthWestern Corporation, a Delaware corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _________________, or registered assigns, the principal sum of _______ Dollars on November 15, 2028_______________, and to pay interest on said principal sum from November 12, 1998, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, semi-annually on May 15 and November 15 of each year commencing May 15, 1999, at the rate of 6.95% per annum until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded semi-annually. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Senior Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Senior Debenture (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the Regular Record Date for such interest installment, which shall be the close of business on April 30 or October 31 next preceding such Interest Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Regular Record Date and may be paid to the Person in whose name this Senior Debenture (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of this series of Securities not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this series of Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Senior Debenture shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register.

             Unless the Certificate of Authentication hereon has been executed by the Trustee referred to on the reverse side hereof, this Senior Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose. The provisions of this Senior Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

             IN WITNESS WHEREOF, the Company has caused this instrument to be executed.


   Dated:_______________

                                  NORTHWESTERN CORPORATION


                                 By:  ___________________________________


   Attest:


   By:  ______________________
        Secretary

                  (FORM OF CERTIFICATE OF AUTHENTICATION)
                        CERTIFICATE OF AUTHENTICATION

             This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                      The Chase Manhattan Bank
                                      as Trustee



                                      By: _____________________________
                                           Authorized Officer



                                      By: _____________________________
                                           Authorized Signatory

                       (FORM OF REVERSE OF DEBENTURE)

             This Senior Debenture is one of a duly authorized series of Securities of the Company (herein sometimes referred to as the "Senior Debentures"), all issued under and pursuant to an Indenture dated as of November 1, 1998, duly executed and delivered between the Company and The Chase Manhattan Bank, as Trustee (the "Trustee"), as supplemented by the First Supplemental Indenture dated as of November 1, 1998, between the Company and the Trustee (such Indenture, as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Senior Debentures. By the terms of the Indenture, the Securities are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Securities is limited in aggregate principal amount as specified in said First Supplemental Indenture.

             The Company shall have the right to redeem this Senior Debenture at the option of the Company, in whole at any time or in part from time to time (an "Optional Redemption"), at a redemption price equal to the greater of (i) 100% of the principal amount and
   (ii) the sum of the present values of the remaining scheduled payments of principal and interest hereon discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Indenture) plus 20 basis points, plus, in either case, any accrued but unpaid interest hereon to the date of such redemption (the "Optional Redemption Price"). Any redemption pursuant to this paragraph will be made upon not less than 30 nor more than 60 days' notice, at the Optional Redemption Price. If the Senior Debentures are only partially redeemed by the Company pursuant to an Optional Redemption, the particular Senior Debentures to be redeemed will be selected by such method as the Trustee shall deem fair and appropriate.

             In the event of redemption of this Senior Debenture in part only, a new Senior Debenture or Senior Debentures for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

             In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Senior Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

             The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Senior Debentures affected at the time Outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Senior Debentures; provided, however, that no such supplemental indenture shall (i) change the Stated Maturity of the principal of, or any installment of interest on, any Senior Debentures, or reduce the principal amount thereof, or reduce the rate of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the Holder of each Senior Debenture, or (ii) reduce the aforesaid percentage in principal amount of Senior Debentures, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Senior Debenture then outstanding. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Senior Debentures at the time outstanding affected thereby, on behalf of all of the Holders of the Senior Debentures, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to the Senior Debentures, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Senior Debentures or in respect of a covenant or provision that cannot be modified or amended without the consent of the Holders of each Senior Debenture then outstanding. Any such consent or waiver by the registered Holder of this Senior Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Senior Debenture and of any Senior Debenture issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Senior Debenture.

             No reference herein to the Indenture and no provision of this Senior Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Senior Debenture at the time and place and at the rate and in the money herein prescribed.

             As provided in the Indenture and subject to certain limitations therein set forth, this Senior Debenture is transferable by the registered Holder hereof on the Security Register of the Company, upon surrender of this Senior Debenture for registration of transfer at the office or agency of the Company in the City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Senior Debentures of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

             Prior to due presentment for registration of transfer of this Senior Debenture, the Company, the Trustee, any paying agent and any Security Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Senior Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

             No recourse shall be had for the payment of the principal of or the interest on this Senior Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

             The Senior Debentures are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations herein and therein set forth, Senior Debentures so issued are exchangeable for a like aggregate principal amount of Senior Debentures of a different authorized denomination, as requested by the Holder surrendering the same.

             All terms used in this Senior Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.


                                 ARTICLE VI
                     ORIGINAL ISSUE OF SENIOR DEBENTURES

   SECTION 6.1.   Original Issue of Senior Debentures.

             Senior Debentures in the aggregate principal amount of $105,000,000 may, upon execution of this First Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Senior Debentures to or upon receipt of a Company Order, without any further action by the Company.

                                 ARTICLE VII
                                MISCELLANEOUS

   SECTION 7.1.   Ratification of Indenture.

             The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

   SECTION 7.2.   Trustee Not Responsible for Recitals.

             The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

   SECTION 7.3.   Governing Law.

             This First Supplemental Indenture and each Senior Debenture shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

   SECTION 7.4.   Separability.

             In case any one or more of the provisions contained in this First Supplemental Indenture or in the Senior Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this First Supplemental Indenture or of the Senior Debentures, but this First Supplemental Indenture and the Senior Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

   SECTION 7.5.   Counterparts.

             This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

             IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, on the date or dates indicated in the acknowledgments and as of the day and year first above written.

                                 NORTHWESTERN CORPORATION



                                 By:  /s/ Daniel K. Newell
                                      ---------------------------------
                                      Daniel K. Newell
                                      Vice President Finance and
                                      Chief Financial Officer


   Attest:

   /s/ David A. Monaghan
   --------------------------
      David A. Monaghan
      Corporate Secretary


                                 THE CHASE MANHATTAN BANK


                                 By: /s/ Ronald J. Halleran
                                     ----------------------------------
                                     Name:  Ronald J. Halleran
                                     Title: Assistant Vice President


   Attest:


   ____________________________
      Assistant Secretary

   STATE OF SOUTH DAKOTA    )
                            )  SS
   COUNTY OF MINNEHAHA      )


             On the day of November __, 1998, before me personally Daniel
   K. Newell came to be known, who, being by me duly sworn, did depose and say that he is the Vice President Finance and Chief Financial Officer of NorthWestern Corporation, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporation seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

             IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal of office this ____ day of November, 1998.


                                      ___________________________________
   (Notarial Seal)
                                      NOTARY PUBLIC, MINNEHAHA COUNTY, S.D.
                                      My Commission Expires _____________



   STATE OF NEW YORK   )
                       )  SS
   COUNTY OF KINGS     )

             On the day of November __, 1998, before me personally _______________ came to be known, who, being by me duly sworn, did depose and say that he is the _____________ of The Chase Manhattan Bank, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporation seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

             IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal of office this ____ day of November, 1998.


                                      ____________________________
   (Notarial Seal)                          NOTARY PUBLIC
                                            COMMISSION EXPIRES